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AMAG PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

MSMB CAPITAL MANAGEMENT LLC
IRONMAN ACQUISITION, LP
IRONMAN ACQUISITION GP, LLC

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MSMB Files Revised Preliminary Consent Solicitation Statement to Replace the Board of Directors of AMAG Pharmaceuticals

NEW YORK, (Business Wire)-- MSMB Capital Management today announced that it has filed an amended preliminary Consent Solicitation Statement with the Securities and Exchange Commission that seeks, among other things, to remove each of the current directors of AMAG Pharmaceuticals, Inc. (NASDAQ: AMAG) and replace them with MSMB's nominees.  MSMB amended its filing to increase the number of nominees to include Richard B. Brewer and David Gryska, each of whom have extensive management experience in the healthcare industry.

"We believe that it is in the best interests of AMAG’s stockholders to replace AMAG's Board of Directors with directors that have experience successfully commercializing new drug products, that are not that are not bound to AMAG’s previous unsuccessful marketing efforts and that are not tainted by AMAG's recent poor performance," said Martin Shkreli, Chief Investment Officer of MSMB.  "During the past year the current Board determined that management did not achieve the performance goals, yet awarded Dr. Brian Pereira, AMAG's Chief Executive Officer, a $100,000 raise and a very generous 'Golden Parachute'.  Compounding the Board's ineffectiveness, it supervised an 80% decline in the price of AMAG’s common stock over the past four years while Dr. Pereira sold his AMAG stock, reaping millions of dollars in profits as AMAG’s stockholders saw their investment dwindle. As such, we believe that the current directors do not have the answer for what ills AMAG and continuing with the current regime only creates more risk for AMAG’s stockholders," Mr. Shkreli continued.  "MSMB is proud to add two additional proven industry veterans to its slate of director nominees. MSMB encourages AMAG stockholders to continue their repudiation of AMAG, which began with the rejection of the poorly conceived Allos merger, with the removal of the Board of Directors of AMAG," Mr. Shkreli concluded.

"I am pleased to be nominated by MSMB to serve on the Board of Directors for AMAG and believe that AMAG will benefit from the insight and perspective of new directors. Feraheme is an excellent therapeutic and I believe a new Board of Directors can unlock the value of this critical asset," said Richard B. Brewer.

Richard B. Brewer is the Chairman of the Board of Directors of Dendreon Corporation and was formerly the Chief Executive Officer of Scios, Inc., which was acquired by Johnson & Johnson for approximately $2.5 billion in cash. David Gryska was the Chief Financial Officer of Celgene Corporation from 2006 to 2010 and worked with Richard B. Brewer as the Chief Financial Officer of Scios prior to its sale to Johnson & Johnson.

A consent solicitation is permitted under Delaware law and AMAG’s organizational documents and allows the stockholders to submit written consents to any proposed stockholder action in lieu of voting in person or by proxy at a meeting of stockholders.

MSMB anticipates distributing a definitive consent statement to AMAG stockholders after the SEC has had an opportunity to review and comment on the amended consent statement.  Under Delaware law, our proposals to remove the current Board of Directors of AMAG and to elect our seven nominees would generally become effective upon delivery to AMAG of valid written consents signed by stockholders representing at least a majority of the outstanding shares of common stock.

THIS PRESS RELEASE IS NOT A CONSENT STATEMENT, NOR IS IT A SOLICITATION OF ANY CONSENT. ANY SUCH SOLICITATION WILL BE MADE ONLY BY A WRITTEN DEFINITIVE CONSENT STATEMENT DULY FILED WITH THE SEC. PLEASE READ THE PRELIMINARY CONSENT STATEMENT BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE IDENTITY OF THE PARTICIPANTS, INCLUDING, BUT NOT LIMITED TO, MSMB CAPITAL MANAGEMENT LLC, IRONMAN ACQUISITION, LP AND IRONMAN ACQUISITION GP, LLC, THE NOMINEES THAT THEY ARE PROPOSING TO BE ELECTED TO SERVE ON AMAG’S BOARD OF DIRECTORS AND THEIR RESPECTIVE HOLDINGS (SECURITIES OR OTHERWISE, DIRECT OR INDIRECT) IN AMAG. YOU MAY OBTAIN A FREE COPY OF THE PRELIMINARY CONSENT STATEMENT AND, WHEN AVAILABLE, THE DEFINITIVE CONSENT STATEMENT, AT MSMB'S WEBSITE AT http://www.msmbcap.com OR THE SEC’S WEB SITE AT http://www.sec.gov/. A FREE COPY OF THE PRELIMINARY CONSENT STATEMENT AND, WHEN AVAILABLE, THE DEFINITIVE CONSENT STATEMENT, MAY BE OBTAINED FROM INNISFREE M&A INCORPORATED, 501 MADISON AVENUE 20TH FLOOR, NEW YORK, NY 10022, TOLL FREE TELEPHONE NUMBER: (877) 717-3929.

Certain Information Regarding Forward-Looking Statements

This press release may contain forward-looking statements. Forward-looking statements may be identified by the use of the words "anticipates," "expects," "intends," "plans," "should," "could," "would," "may," "will," "believes," "estimates," "potential," or "continue" and variations or similar expressions. These statements are based upon the current expectations and beliefs of MSMB and are subject to certain risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Readers are cautioned not to place undue reliance on any of these forward-looking statements. MSMB undertakes no obligation to update any of these forward-looking statements to reflect events or circumstances after the date of this press release or to reflect actual outcomes except as required by securities laws. You are advised, however, to consult any further disclosures we make on related subjects in our filings with the SEC.

About MSMB Capital

MSMB Capital is an investment firm focused on global healthcare and biotechnology opportunities and long-term investments. MSMB identifies and pursues investments in both the private and public markets. MSMB identifies investment opportunities and seeks to maximize value and create opportunities.

Contacts

MSMB Capital Management LLC
Martin Shkreli, 212-983-1310
Chief Investment Officer

Innisfree M&A Incorporated
Scott Winter / Mike Brinn, 212-750-5833